Exhibit 10.40

EMMIS COMMUNICATIONS CORPORATION

RESTRICTED STOCK AGREEMENT

Shares of Restricted Stock are awarded, effective as of the Date of Grant (as defined below), by Emmis Communications Corporation (the “Company”) to the person named below (the “Grantee”) upon the following terms and conditions. The Grantee will be deemed to have accepted the Restricted Stock unless the Grantee delivers a written notice of rejection to the Company within 120 days of the Date of Grant. The Restricted Stock grant evidenced by this Restricted Stock Agreement (the “Agreement”) is made pursuant to the Company’s 2012 Equity Compensation Plan (the “Plan”), which is incorporated in this Agreement by reference. A prospectus for the Plan is located on the Emmis Intranet at “www.inside.emmis.com.”

1. Definitions. For purposes of this Agreement and any amendments hereto, the terms defined in Section 2 of the Plan, when capitalized in this Agreement, shall have the same meanings as the meanings ascribed to them by the Plan, unless a different meaning is specified in this Agreement, or unless a different meaning is plainly required by the context. For purposes of this Agreement and any amendments hereto, the following terms, when capitalized, have the following meanings, unless a different meaning is plainly required by the context:

Grantee:

Restricted Stock:	xxx shares of the Company’s Stock

Date of Grant:

Vesting Date:	The earlier of the expiration of the Grantee’s current term as a director of the Company or the third anniversary of the Grant Date

2. Reference to Plan. The Restricted Stock is granted pursuant to the Plan in effect on the Date of Grant. No amendment of the Plan adopted after the Date of Grant shall apply to the Restricted Stock unless, by its express provisions, the amendment is effective retroactive to the Date of Grant or some earlier date. No such retroactive amendment may, without the consent of the Grantee, adversely affect the rights of the Grantee under this Agreement.

3. Share Award. The Company hereby awards to the Grantee, subject to the terms and conditions of the Plan and subject to the terms and conditions of this Agreement, the Restricted Stock in the form of Class A Common Stock.

4. Vesting and Restrictions on Transfer. The Restricted Stock will vest on the Vesting Date or such earlier date as may be determined pursuant to this Agreement or the Plan unless the Restricted Stock has been forfeited pursuant to Section 5. During the time from the Date of Grant to the Vesting Date or such earlier date as may be determined pursuant to this Agreement or the Plan (the “Restricted Period”), the Grantee may not sell, assign, transfer, pledge or otherwise encumber the Restricted Stock, except as hereinafter provided. The Committee shall have the authority, in its discretion, to waive the provisions of Section 5 and to shorten the Restricted Period as to any or all of the Restricted Stock, and thereby to cause such Restricted Stock to vest at an earlier date.

5. Forfeiture and Early Vesting.

(a) The Restricted Stock shall be forfeited and returned to the Company if the Grantee has a Termination of Employment prior to the Vesting Date, unless the Termination of Employment is: (i) due to the death of the Grantee; or (ii) due to the Disability of the Grantee; or (iii) effected by the Company or a Subsidiary due to the elimination of the Grantee’s position (other than in connection with the sale or disposition of one or more stations, magazines or other business units); or (iv) effected by the Company or a Subsidiary in connection with the sale or disposition of one or more stations, magazines or other business units; or (v) due to the Retirement (as defined below) of the Grantee. However, the provisions of this Section shall not be deemed to limit the authority of the Committee to declare the Restricted Stock fully vested whenever the Committee may determine that such action is appropriate pursuant to the Plan or this Agreement.

(b) If the Grantee has a Termination of Employment prior to the Vesting Date due to the death, Disability or Retirement of the Grantee or in connection with the sale or disposition of one or more stations, magazines or other business units, all of the Restricted Stock shall vest immediately prior to such Termination of Employment. For purposes of this Agreement, “Retirement” shall mean a Termination of Employment other than for Cause at a time when (a) the sum of the Grantee’s service to the Company plus the Grantee’s age is not less than sixty-five years, (b) the Grantee is not less than fifty-five years of age, and (c) the Grantee has provided not less than ten years of service to the Company.

(c) If the Grantee has a Termination of Employment that is effected by the Company or a Subsidiary due to the elimination of the Grantee’s position (other than in connection with the sale or disposition of one or more stations, magazines or other business units) prior to the Vesting Date, then the portion of the Restricted Stock that shall vest immediately prior to such Termination of Employment is equal to the total number of shares of Restricted Stock times a fraction, the numerator of which is the number of days from the Date of Grant to the date of the Termination of Employment and the denominator of which is the number of days between the Date of Grant and the Vesting Date. If the calculation in the preceding sentence results in a fractional share, the number of shares which are not forfeited will be rounded up to the next whole share. The remaining shares of Restricted Stock shall be forfeited and returned to the Company.

6. Certificates for Restricted Stock. The Company may issue a certificate in respect of the Restricted Stock in the name of the Grantee and, if so, shall hold such certificate on deposit for the account of the Grantee until the expiration of the Restricted Period. Each such certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Emmis Communications Corporation 2012 Equity Compensation Plan and an Agreement entered into between the registered owner and Emmis Communications Corporation. Copies of such Plan and Agreement are on file in the office of the Secretary of Emmis Communications Corporation, One Emmis Plaza, 140 Monument Circle, Suite 700, Indianapolis, Indiana 46204.

Upon issuance of such certificate, the Grantee shall be deemed to have appointed the Company as its agent to sell, transfer or assign the Restricted Stock in such manner as the Company deems appropriate, provided that such sale, transfer or assignment is not prohibited by the terms of this Agreement or the Plan. In addition, if requested by the Company, following the issuance of such certificate, the Grantee shall execute a stock power endorsed in blank and shall promptly deliver such stock power to the Company.

7. Grantee’s Rights as Stockholder. If a certificate is issued for the Restricted Stock, then during the Restricted Period: (i) the Grantee shall have the right to vote any Restricted Stock which has not been forfeited hereunder; and (ii) the Grantee shall have the right to receive any declared distribution (provided, however, that if the distribution is in the form of Stock or other securities, the Stock or other securities shall be subject to the same restrictions as the Restricted Stock). Except as otherwise provided in this Agreement, the Grantee shall have none of the rights of a shareholder in respect of the Restricted Stock.

8. Delivery of Shares Upon Expiration of Restricted Period. Upon the expiration of the Restricted Period, the Company shall issue a certificate in respect to the Restricted Stock in the name of the Grantee. Such certificate shall be free from any restrictive legend. If the Company issued a certificate pursuant to Section 6, the Company shall (i) exchange the previously issued certificate in respect of the Restricted Stock for a new certificate in respect of such shares that does not bear the legend provided for in Section 6 above, (ii) deliver such new certificate to the Grantee and (iii) relinquish to the Grantee the stock power held by the Company pursuant to Section 6.

9. Adjustments for Changes in Capitalization of the Company. If the Company is involved in any reorganization, reclassification, recapitalization, stock split, reverse stock split, stock dividend, share combination, merger, consolidation, asset spin-off or similar event, the Committee will make equitable adjustments of the number of shares of Restricted Stock and all other matters relating to the Plan and the Restricted Stock (including the type of security or property to be delivered upon vesting), all in such manner as may be determined by the Committee in its discretion, in order to prevent dilution or enlargement of the Grantee’s rights under this Agreement. The Committee’s determination is conclusive in these matters. Any shares of Stock or other securities received by the Grantee as a result of any of the foregoing shall be subject to the same restrictions as the Restricted Stock.

10. Delivery and Registration of Shares of Stock. The Company’s obligation to deliver shares of Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, State or local securities legislation. In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Company shall not be required to deliver any shares under this Agreement prior to (i) the admission of such shares to listing on any stock exchange on which the shares of Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

11. Withholding Tax. Upon vesting of the Restricted Stock (or at such earlier time as an election is made by the Grantee under Section 83(b) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, to include the value of the Restricted Stock in taxable income), the Company shall have the right to require the Grantee or other person receiving the Restricted Stock to pay the Company the amount of any taxes which the Company is required to withhold with respect to the Restricted Stock or, in lieu thereof, to retain, or sell without notice, a sufficient number of shares of the Restricted Stock held by it to cover the amount of tax required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to the Restricted Stock the amount of any taxes which the Company or any Affiliate is required to withhold with respect to such dividend payments.

12. Notices. All notices hereunder to the Company shall be delivered or mailed to it addressed to the Secretary, Emmis Communications Corporation, One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204. All notices hereunder to the Grantee shall be delivered personally or mailed to the Grantee’s address noted above. Such addresses for the service of notices may be change at any time provided written notice of the change is furnished in advance to the other party.

13. Plan and Plan Interpretations as Controlling. The Restricted Stock and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or Grantee’s legal representatives with regard to any question arising hereunder or under the Plan.

14. Grantee’s Service. Nothing in this Agreement shall: (i) limit the right of the Company or any of its Affiliates to terminate the Grantee’s service as a director, officer or employee, for any or no reason or (ii) otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services of the Grantee.

15. Entire Agreement; Governing Law; Attorneys’ Fees. The Plan is incorporated into this Agreement by reference as if it appeared here in full. The Plan and this Agreement together make up the entire agreement of the Company and Grantee with respect to the subject matter of this Agreement and supersede in their entirety all prior promises and agreements of the Company and Grantee with respect to the subject matter of this Agreement. This Agreement is to be construed, administered and governed in all respects under and by the internal laws (but not the choice of law rules) of the State of Indiana. Each of the Company and Grantee hereby submits to jurisdiction before any state or federal court of record in Marion County, Indiana.

IN WITNESS WHEREOF, this Restricted Stock Agreement is effective as of the Date of Grant.